UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2022

Roivant Sciences Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor
11-12 St. James’s Square
London SW1Y 4LB
United Kingdom
(Address of Principal Executive Offices, and Zip Code)

+44 207 400 3347
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 par value per share	ROIV	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Common Share	ROIVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.	Regulation FD Disclosure.

On September 28, 2022, the Company’s subsidiary, Immunovant, Inc. (“Immunovant”), issued a press release announcing IMVT-1402, a Next Generation Anti-FcRn. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, or the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the U.S. Securities Exchange Commission, or the SEC, made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On September 28, 2022, Immunovant will provide a corporate update regarding its business at the Company’s Investor Day webcast. A copy of the presentation to be used during the webcast is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated September 28, 2022.
99.2	Presentation dated September 28, 2022.
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name: Matt Maisak
Title: Authorized Signatory

Dated: September 28, 2022